Exhibit 99.1

           Workstream Inc. Announces Fiscal First Quarter 2006 Results

Ottawa, ON, September 29, 2005 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Enterprise Workforce Management software, today announced its fiscal first quarter financial results for the period ended August 31, 2005. All figures are in U.S. dollars.

Workstream reported first quarter 2006 revenue of $6,342,100 compared to $5,719,100 for the same period last year, an increase of 11% or $623,000. The increase in the Company's revenue compared to the first quarter 2005 related to a $1,415,000 or 45% increase in the Enterprise Workforce (EWF) segment offset by a 30% or $792,400 decline in the legacy Career Networks (CN) business. The growth in the EWF segment, which comprises software, services and awards, was fueled by acquisitions made in the latter half of 2005 and strong organic growth in certain key products such as Compensation. The outplacement business in the CN segment has been in a steady decline since last summer and accounts for $695,600 of the overall decrease in revenue for that segment.

Gross profit was $4,401,300, or 69% of revenues for the first quarter 2006 compared to $4,647,300 or 81% of revenues for the first quarter 2005. The decrease in the gross profit margin was primarily the result of the change in product and service mix due to the various acquisitions in fiscal 2005.

The Company's EBITDA loss was $(1,944,600) or $(0.04) per share for the first quarter 2006 compared to EBITDA loss of $(972,500) or $(0.03) per share for the first quarter 2005. (GAAP Reconciliation shown below.) The net loss for the first quarter 2006 was $(3,838,200) or $(0.08) per share compared to a net loss of $(2,508,300) or $(0.07) per share for the same period last year. The increase in the EBITDA loss and net loss compared to prior year's first quarter was due to an increase in operating expenses in excess of the margin improvement from new revenue. Additionally, last year's net loss was further reduced by the recovery of deferred income taxes.

Commenting on the results, Michael Mullarkey, Chairman and Chief Executive Officer said, "Our team successfully achieved three major objectives in the first quarter of 2006. We continued to invest and build out our TalentCenter suite, the hallmark of our long term strategy to provide an end-to-end Enterprise Workforce Management software solution. We reinvigorated our sales pipeline through both our direct sales channel and by cross selling products and services to our existing customers which resulted in an increase in bookings. Finally, we moved forward on our mission to simplify our business, rationalize our product lines and complete the integration that we began in fiscal 2005."

Stephen Lerch, Chief Operating and Financial Officer further noted, "I am extremely pleased with our team's response to the financial controls that we have put in place to allow us to continue our plans for growth in a disciplined manner. In this last period, we prudently adjusted our spending to what we anticipated would be a transition quarter. Cash used in operations was $1.35 million which was below our targeted range of $1.5 to $1.8 million."

"This was an important quarter for us," added Lerch. "As we look ahead into the second quarter, we are committed to sales execution and conversion of our expanding sales pipeline and we are increasingly focused on disciplined organic growth in our core businesses. We believe that we are well positioned to take advantage of the growing market for on-demand software in the Human Capital marketplace."

Management  will host a  conference  call  today at 5:00 p.m.  EST.  The dial in number to participate in the call is 866-898-9626 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until October 6, 2005 by calling 800-408-3053 access code 3162448#.

EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.

Workstream provides On-Demand Enterprise Workforce Management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an On-Demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services over 400 customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


Investor Relations:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

WORKSTREAM INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                             August 31, 2005      May 31, 2005
                                                             ---------------      ------------
ASSETS
Current assets:
   Cash and cash equivalents                                  $   8,828,790       $  11,811,611
   Restricted cash                                                2,966,709           3,063,368
   Short-term investments                                           291,813             312,322
  Accounts receivable, net                                        3,046,906           3,388,501
  Prepaid expenses and other assets                                 670,751             669,692
                                                              -------------       -------------
         Total current assets                                    15,804,969          19,245,494
Property and equipment, net                                       1,264,196           1,224,332
Other assets                                                        103,052              89,570
Acquired intangible assets, net                                  11,105,600          12,814,525
Goodwill                                                         42,284,766          42,283,442
                                                              -------------       -------------

TOTAL ASSETS                                                  $  70,562,583       $  75,657,363
                                                              =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $   2,262,513       $   2,520,038
   Accrued liabilities                                            1,960,074           1,658,155
   Line of credit                                                 2,261,029           2,326,612
   Accrued compensation                                             965,521             916,101
   Current portion of long-term obligations                         247,924           1,738,966
   Deferred revenue                                               3,557,050           3,366,120
                                                              -------------       -------------
         Total current liabilities                               11,254,111          12,525,992
Long-term obligations                                               159,398             192,258
                                                                                  -------------
                                                              -------------       -------------
         Total liabilities                                       11,413,509          12,718,250

Commitments and contingencies                                            --                  --

STOCKHOLDERS' EQUITY
   Common stock, no par value: 49,194,178 and 49,182,772
        shares issued and outstanding, respectively             109,030,194         109,019,358
   Additional paid-in capital                                     7,506,376           7,506,376
   Accumulated other comprehensive loss                            (891,027)           (928,303)
   Accumulated deficit                                          (56,496,469)        (52,658,318)
                                                              -------------       -------------
Total stockholders' equity                                       59,149,074          62,939,113
                                                              -------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  70,562,583       $  75,657,363
                                                              =============       =============



WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Three Months ended August 31,
                                                              2005               2004
                                                          ------------       ------------

Enterprise Workforce Solutions                            $  4,530,983       $  3,115,588
Career Networks                                              1,811,143          2,603,541
                                                          ------------       ------------
     Revenues, net                                           6,342,126          5,719,129
Cost of revenues (exclusive of
     depreciation expense as shown below)                    1,940,832          1,071,827
                                                          ------------       ------------

         Gross profit                                        4,401,294          4,647,302
                                                          ------------       ------------

Operating expenses:

Selling and marketing                                        1,466,826          1,727,105

General and administrative                                   3,919,674          3,488,015

Research and development                                       959,413            404,693

Amortization and depreciation                                1,891,324          1,863,604
                                                          ------------       ------------

     Total operating expenses                                8,237,237          7,483,417
                                                          ------------       ------------
                                                            (3,835,943)        (2,836,115)
                                                          ------------       ------------


Interest and other income                                       73,143              8,595
Interest and other expense                                     (30,691)           (91,526)
                                                          ------------       ------------
     Other income (expense), net                                42,452            (82,931)
                                                          ------------       ------------

Loss before income tax                                      (3,793,491)        (2,919,046)

Recovery of deferred income taxes                                   --            418,285
Current income tax expense                                     (44,660)            (7,565)
                                                          ------------       ------------
NET LOSS FOR THE PERIOD                                   $ (3,838,151)      $ (2,508,326)
                                                          ============       ============


Weighted average number of common shares outstanding        49,193,310         37,140,857
                                                          ============       ============

Basic and diluted net loss per share                      $      (0.08)      $      (0.07)
                                                          ============       ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Three Months ended August 31,
                                                                       2005               2004
                                                                   ------------       ------------
Cash provided by (used in) operating activities:
Net loss for the period                                            $ (3,838,151)      $ (2,508,326)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Amortization and depreciation                                         1,900,123          1,851,115
Non-cash interest on convertible notes and notes payable                     --             51,636
Provision for bad debt                                                   72,432             39,262
Recovery of deferred income taxes                                            --           (418,285)
Non-cash payment to consultants                                          40,779                 --
Net change in operating components of working capital                   469,744         (1,525,217)
                                                                   ------------       ------------
Net cash used in operating activities                                (1,355,073)        (2,509,815)
                                                                   ------------       ------------

Cash provided by (used in) investing activities:
Purchase of property and equipment                                     (230,833)           (47,093)
Cash paid for business combinations                                          --         (2,146,679)
(Increase)/decrease in restricted cash                                  239,646           (158,414)
Sale (purchase) of short-term investments                                39,966            158,414
                                                                   ------------       ------------
Net cash provided by (used in) investing activities                      48,779         (2,193,772)
                                                                   ------------       ------------

Cash provided by (used in) financing activities:
Proceeds from exercise of options and warrants                           10,836             51,455
Proceeds from share and warrants issuance                                    --          9,999,988
Cost related to the registration and issuance of common stock                --            (64,834)
Repayment of long-term obligations                                   (1,519,698)          (757,592)
Line of credit, net activity                                           (195,802)           185,703
                                                                   ------------       ------------
Net cash (used in) provided by financing activities                  (1,704,664)         9,414,720
                                                                   ------------       ------------

Effect of exchange rate changes on cash and cash equivalents             28,137             40,010
                                                                   ------------       ------------

Net (decrease) increase in cash and cash equivalents                 (2,982,821)         4,751,143
Cash and cash equivalents, beginning of period                       11,811,611          4,338,466
                                                                   ------------       ------------

Cash and cash equivalents, end of period                           $  8,828,790       $  9,089,609
                                                                   ============       ============

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION (EBITDA)


                                                 Three Months Ended August 31,
                                                    2005                2004
                                                ------------       ------------
Net loss, per GAAP                              $ (3,838,151)      $ (2,508,326)
Recovery of deferred income taxes                         --           (418,285)
Other income tax recovery                             44,660              7,565
Interest and other expense                            30,691             91,526
Interest and other income                            (73,143)            (8,595)
Amortization and depreciation                      1,891,324          1,863,604
                                                ------------       ------------
EBITDA  (loss)                                  $ (1,944,619)      $   (972,511)
                                                ============       ============

Weighted average number of common shares
outstanding                                       49,193,310         37,140,857
                                                ============       ============


Basic and diluted loss per share, per GAAP      $      (0.08)      $      (0.07)
                                                ============       ============

 Basic and diluted EBITDA loss per share        $      (0.04)      $      (0.03)
                                                ============       ============
